UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

PARTNERS TRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware 001-31277 75-2993918
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

233 Genesee Street, Utica, New York 13501
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01. Entry into a Material Definitive Agreement.

Partners Trust Financial Group, Inc. (the "Company") previously announced that the Company and Partners Trust Bank, a wholly owned subsidiary of the Company, entered into a Trust Company Agreement and Plan of Merger ("Merger Agreement") with Chemung Canal Trust Company ("Chemung"), and to be joined by Partners Limited Trust Co., pursuant to which Chemung will acquire Partners Trust Bank's trust business. On February 1, 2007, the parties entered into Amendment No. 1 to the Merger Agreement (the "Amendment") providing for the substitution of Partners Interim Bank for Partners Limited Trust Co.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company will hold its annual meeting of shareholders on Wednesday, April 25, 2007 at 10:00 a.m., local time, at The Marx Hotel and Conference Center, 701 East Genesee Street, Syracuse, New York 13210.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description
2.1

Amendment No. 1 to Trust Company Agreement and Plan of Merger by and among Partners Trust Financial Group, Inc., Partners Trust Bank, Chemung Canal Trust Company and, upon organization, Partners Interim Bank, dated as of February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
(Registrant)

/s/ Amie Estrella

Amie Estrella

Senior Vice President, Chief Financial Officer and Corporate Secretary

Date: February 7, 2007

INDEX TO EXHIBITS
Exhibit Number	Description
2.1

Amendment No. 1 to Trust Company Agreement and Plan of Merger by and among Partners Trust Financial Group, Inc., Partners Trust Bank, Chemung Canal Trust Company and, upon organization, Partners Interim Bank, dated as of February 1, 2007.